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                                                                   EXHIBIT 10.14


                        SHAREHOLDER RESTRUCTURE AGREEMENT

         This Shareholder Restructure Agreement is entered into by and between Jean Jacques Brancher ("Brancher") , Ets. Brancher S.A. ("Ets. Brancher") , a French company, AFIBRAL S.A., a French company ("AFIBRAL") and Parifri S.A., a Belgium company ("Parifri"), both holding companies to be formed by Brancher ("Holding A") and Lennox International Inc., a U.S. Delaware corporation with its principal place of business at 2100 Lake Park Boulevard, Richardson, Texas, 75080, acting for itself and its subsidiaries (collectively Lennox ) as of the 30th day of September, 1997.

                                   WITNESSETH:

         WHEREAS, Lennox, Brancher and Ets. Brancher have entered into a Joint Venture Agreement, dated 13 May 1996, which was amended by the letter agreement of 13 May 1996 and the amendment of 24 September 1996, for the purposes of the manufacture, marketing and sale of heating, ventilating, air conditioning, refrigeration ("HVACR") and other related equipment (the "Venture"); and

         WHEREAS, the parties believe the restructuring of the Venture as set forth below is in the parties mutual interest;

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the covenants set forth in this Restructure Agreement, the receipt and sufficiency thereof being acknowledged by the parties, and in reliance on the recitals and covenants set forth in this Restructure Agreement, the parties hereby agree as follows:

I.       DEFINITIONS

         "A Assets" shall mean the assets owned by Ets. Brancher to be transferred to Holding A which are unrelated to the Companies or their operation which are described in more detail on SCHEDULE 2.2.C.

         "Amended and Restated Venture Agreement" shall mean the Venture Agreement, dated 13 May 1997, which was amended by the letter agreement of 13 May 1996 and the amendment of 24 September 1996 which has been, simultaneously with the signing of this Restructure Agreement, amended and restated to conform to the terms of this Restructure Agreement.

         "B Assets" shall mean the assets to be retained in Ets. Brancher related to its activities consisting of real property located at the Villefranche, Cremieux and Genas facilities of the Companies and certain debts owed by the Companies to the Shareholders, the shares of Frinotec S.A., SCI Groupe Brancher, SCI Geraval and certain miscellaneous assets of Ets. Brancher which are described in more detail on SCHEDULE 2.2.A(l).






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         "Brancher" shall mean Jean Jacques Brancher.

         "The Companies" shall mean the HCF Lennox S.A. ("HCF") and Friga Bohn S.A. ("Friga Bohn").

         "Holding" shall mean AFIBRAL and Parifri, the holding companies created by Brancher under the terms of this Restructure Agreement for the purpose of owning assets unrelated to the Venture.

         "Holding B" or "Ets. Brancher" shall mean Ets. Brancher S.A.

         "Shareholder" shall mean either Lennox or Brancher or both.

         "Lennox Stock" shall mean the common stock authorized for issuance by Lennox International Inc. which represents the equity ownership of Lennox.

II.      PURPOSE AND SCOPE

         SECTION 2.1. PURPOSE.

                  Each of the Shareholders own, directly or indirectly, shares of the Companies which conduct the operations of the Venture under the terms of the Amended Venture Agreement. The purpose of this Restructure Agreement is to restructure the Venture such that the shares of the Companies now owned by the Shareholders, directly or indirectly, will be transferred to and owned by a single holding company, the existing Ets. Brancher. The Shareholders will then own the shares of this holding company in the proportion agreed to in this Restructure Agreement and the Amended Venture Agreement. In addition, Brancher will remove from Ets. Brancher those assets which are unrelated to the Venture (the A Assets) in a manner so as to also transfer any liabilities related to these assets to the new holding company, AFIBRAL or Holding A, which will own those assets. Holding B will continue to own certain other assets which are related to the Venture (the B Assets). Finally, this restructuring will increase the percentage of Lennox' ownership of Holding B through an exchange of Lennox Stock for additional Holding 3 shares currently owned, directly or indirectly, by Brancher.

         SECTION 2.2. STEPS IN THE RESTRUCTURE PROCESS.

                  A. SPECIFICATION OF THE VENTURE HOLDING COMPANY. The Shareholders have agreed that the existing company, Ets. Brancher will serve as the holding company for the Venture, Holding B. After the restructure described in this Restructure Agreement, Holding B will own: (i) all outstanding shares of HCF and Friga Bohn (excluding those shares which are owned by any member of the boards of directors of the Companies to qualify that director for service on the Board); (ii) certain real property on which some of the facilities of the Companies are located (more fully described below); (iii) certain notes owed by the Companies to Ets. Brancher and Lennox; and (iv) certain miscellaneous assets owned by Ets. Brancher prior to the restructuring (items ii, iii and

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iv defined collectively above as B Assets). The B Assets are specified in more detail on SCHEDULE 2.2.A(l) attached hereto. For the purposes of this transaction, specifically the steps described in SECTIONS 2.2.D. through 2.2.H., the price per share for Ets. Brancher will be as described on SCHEDULE 2.2.A(2).

                  B. CREATION OF THE NEW HOLDING COMPANY. Brancher agrees to create new companies into which a specified number of shares of Ets. Brancher and other assets of Ets. Brancher (the A Assets), will be transferred. It is understood and agreed that Lennox shall have no ownership interest in or control of Holding A apart from the obligations assumed by Ets. Brancher and Holding A, under this Restructuring Agreement to perform the functions it will perform for the restructure described herein.

                  C. TRANSFER OF A ASSETS. Brancher agrees to cause the transfer all A Assets from Ets. Brancher into Fibel S.A. ("Fibel"), a subsidiary of Ets. Brancher, in manner so as to also transfer any present or future liabilities related to those assets. The A Assets are specified in more detail on SCHEDULE 2.2.C. attached hereto.

                  D. TRANSFER OF ETS. BRANCHER SHARES TO HOLDING A. Brancher agrees to transfer a portion of his shares of Ets. Brancher at the price per share described in SECTION 2.2.A(2). above, to AFIBRAL and Parifri. The number of shares transferred to AFIBRAL will equal at least the value of Fibel containing all the A Assets and the number of shares transferred to Parifri will equal at least the value of the Lennox Stock to be exchanged for shares of Ets. Brancher which is described in more detail on SCHEDULE 2.2.D. attached hereto.

                  E. HOLDING A'S TRANSFER OF ETS. BRANCHER SHARES TO ETS. BRANCHER FOR FIBEL SHARES. Brancher agrees to cause that portion of the Ets. Brancher shares held by AFIBRAL to be exchanged or sold to Ets. Brancher at the price per share described in SECTION 2.2.A(2) above, for all of the Fibel shares. This will cause Fibel owning all of the A Assets to be owned by AFIBRAL. Subsequent to this sale or exchange these shares of Ets. Brancher will be canceled as required by French law.

                  F. LENNOX' CONTRIBUTION OF ALL OF ITS SHARES IN AND LOANS TO THE COMPANIES TO ETS. BRANCHER FOR ETS. BRANCHER SHARES. Lennox agrees to contribute all of its shares in and loans to the Companies to Ets. Brancher for shares of Ets. Brancher at the price per share described in SECTION 2.2.A(2). above. The number of shares of the Companies to be contributed and the number of Ets. Brancher shares to be received is described in more detail on SCHEDULE 2.2.F. attached hereto.

                  G. HOLDING A S EXCHANGE OF ETS. BRANCHER SHARES FOR LENNOX STOCK. Brancher and Lennox agree to cause that number of the Ets. Brancher shares at the price per share described in SECTION 2.2.A(2). above, held by Parifri to be exchanged with Lennox for an equivalent value of Lennox Stock. The number of shares of the Ets. Brancher and the number of shares of Lennox Stock to be exchanged is described in more detail on SCHEDULE 2.2.G. attached hereto.


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                  H. SUBSEQUENT PURCHASE OF ETS. BRANCHER SHARES BY LENNOX.
Brancher and Lennox agree that Lennox will purchase and Brancher will sell additional Ets. Brancher shares at the price per share described in SECTION 2.2.A(2). above, at times selected by Brancher during the period between the Effective Date of this Restructure Agreement and 31 October 1997. The number of such shares will be at Brancher election. The balance of the Ets. Brancher shares held by Brancher shall be purchased by Lennox and sold by Brancher in accordance with the Amended Venture Agreement. The number of shares of Ets. Brancher to be purchased and sold in the future is described in more detail on
SCHEDULE 2.2.H. attached hereto.

                  I. FINALIZATION OF THE TRANSACTIONS. The parties acknowledge and agree that the number of shares to be purchased and the price per share of Ets. Brancher shares are based on preliminary financial information for Ets. Brancher. The final values of all Ets. Brancher Assets will be based on financial data approved by the authorized representatives of both Brancher and Lennox. The parties further agree to adjust the respective contributions of each party as necessary to result in the number of shares and the price per share described above.

                  J. TIMING OF THE TRANSACTIONS. The order and timing of the above transactions may be changed with the agreement of the Shareholders.

         SECTION 2.3. AMENDMENT OF THE VENTURE AGREEMENT.

                  The Shareholders agree that simultaneously with the Effective Date of this Restructure Agreement, the parties will cause the terms of the Venture Agreement to be amended as necessary to conform to the terms of this Restructure Agreement.

III.     VALUATION

         SECTION 3.1. REAL PROPERTY AND OTHER ASSETS.

                  Brancher shall have or cause to have appraised, by an independent appraiser, all A Assets and B Assets included in the transactions described above. Lennox shall have the right to review all such appraisals and, at its option, obtain a second independent appraisal. In the event the second appraisal differs from the initial appraisal by more than Five Percent (5%), the value of any such asset will be deemed to be the average of the two appraisals. It is further agreed that, where required, an appraiser, appointed in accordance with the requirements of French Law, will be used. Lennox and Brancher agree that in the event of a dispute as to the value of any asset which can not be resolved among the parties, the dispute provisions of this Restructure Agreement shall control.

         SECTION 3.2. SHARES.

                  A. SHARES OF THE COMPANIES. Lennox and Brancher agree that for the purposes of the transactions described in this Restructuring Agreement the shares of the Companies shall be valued as follows: (i) HCF shares will be valued at eighty-one French Francs (81 Ffrs) per share and (ii) Friga Bohn shares will be valued at One Thousand Eight Hundred ninety-nine French Francs

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(1899 Ffrs) per share. It being understood and agreed that this is the same price per share paid by Lennox for the shares of the Companies under the Amended Venture Agreement.

                  B. LENNOX STOCK. Lennox and Brancher agree that, for purposes of the transactions described above, the Lennox Stock will be valued in accordance with the appraisal in effect at the time of any such transaction for a nonmarketable minority interest provided by the independent professional appraisers engaged by the Lennox, which is Houlihan, Lokey, Howard & Zukin, Inc. It being understood that such appraisals are provided on a quarterly basis, approximately forty-five (45) days after the close of any calendar quarter, and are effective upon receipt by Lennox and remain in effect until the next appraisal is received by Lennox.

                  C. SHARES OF ETS. BRANCHER. Lennox and Brancher agree that for purposes of the transactions described above the Ets. Brancher Shares will be valued in accordance with the calculation described in SCHEDULE 2.2.A(2).

IV.      ETS. BRANCHER MANAGEMENT AND SHAREHOLDER RIGHTS

         SECTION 4.1. ETS. BRANCHER MANAGEMENT.

                  For so long as Both shareholders continue to own shares in the Ets. Brancher, the Ets. Brancher's activities are to be managed as provided for in the Amended Venture Agreement.

         SECTION 4.2. BOARD OF DIRECTORS.

                  A. DESIGNATION OF MEMBERS; POWERS OF BOARD. The Board of Directors shall be designated and its activities conducted in accordance with the terms of the Amended Venture Agreement.

                  B. ACTION OF THE BOARD. The Shareholders agree that each will take all actions as a member of the Board of Directors of the Ets. Brancher or the Companies in accordance with the terms of this Restructure Agreement and the Amended Venture Agreement consistent with the terms set forth in the Company Statutes of Ets. Brancher or the Companies and applicable laws.

         SECTION 4.3. ACTIONS REQUIRING SHAREHOLDER APPROVAL. In addition to and not in contravention of any rights which a Shareholder may have under the Company Statutes or applicable laws, Ets. Brancher shall be prohibited from taking any of the following actions without first obtaining the express written consent of the Shareholders:

         (i) engaging in any increase of capital such that the percentage of Brancher ownership of the Ets. Brancher is less than Twenty Five Percent (25%) of the Ets. Brancher's outstanding shares unless Brancher either by election under SECTION 2.2.H. or otherwise under the terms of the Amended Venture Agreement reduces its ownership of the Ets. Brancher to less than Twenty-five Percent (25%) of the outstanding shares of the Ets. Brancher;


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         (ii) changing in any material way the purpose of Ets. Brancher; and

         (iii) dissolving the Ets. Brancher.

V.       REPRESENTATIONS AND WARRANTIES

         SECTION 5.1. LENNOX REPRESENTATIONS AND WARRANTIES.

         Lennox hereby represents and warrants to Brancher as follows:

                  A. ORGANIZATION AND POWER. Lennox is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is duly qualified to do business in all other jurisdictions where such qualification is required. No actions or proceedings to dissolve Lennox are pending.

                  B. AUTHORITY OF LENNOX. Lennox has full corporate power to enter into this Restructure Agreement and to carry out its obligations hereunder, and the execution and delivery by Lennox of this Restructure Agreement and the performance by Lennox of its obligations hereunder have been duly authorized by all necessary corporate action of Lennox. This Restructure Agreement has been duly executed and delivered by Lennox and constitutes a valid and legally binding obligation of Lennox enforceable against Lennox in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally, (ii) the remedies of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought, and (iii) rights to indemnification hereunder may be limited under applicable Securities Laws.

                  C. FINANCIAL STATEMENTS. Lennox has or will have delivered to Brancher true, complete and correct copies of (i) the audited Balance Sheet of Lennox at December 31, 1996 and the related Statements of Earnings and Changes in Financial Position for the year then ended, and the notes thereto, and (ii) the unaudited Balance Sheet of Lennox at June 30, 1997 and the related Statements of Earnings and Changes in Financial Position for the period then ended. The Financial Statements have been prepared from the books and records of Lennox in accordance with the GAAP and accounting practices of each applied on a basis consistent with preceding years throughout the period involved and present fairly the financial condition of Lennox at the respective dates thereof and their results of operations and cash flows for the periods then ended. Brancher and their employees and agents shall not disclose any of the financial data to any party without the prior written consent of Lennox.

                  D. CAPITALIZATION. The authorized capital stock of Lennox consists of Thirty Seven Million Five Hundred Thousand (37,500,000) shares of common stock, of a par value of $0.01 of which One Million Twenty-five Thousand Two Hundred sixty-seven (1,025,267) shares are outstanding and an additional approximately ninety-two Thousand Five Hundred forty-nine (92,549) shares under option. Lennox also has 1,000,000 shares of preferred stock, of a par value of

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$0.01, authorized with no shares outstanding. No other shares of capital stock are issued or outstanding. All outstanding shares of capital stock of Lennox have been validly issued and are fully paid and nonassessable. No such shares of capital stock have been issued in violation of preemptive or similar rights, and there are no outstanding or contingent rights to acquire any of the capital stock of Brancher (whether or not outstanding), and no outstanding agreements or other arrangements by which Brancher is or may be bound to repurchase or otherwise acquire any shares of its capital stock.

                  E. TITLE TO SHARES. The shares of Lennox Stock to be exchanged for Ets. Brancher shares under the terms of this Restructure Agreement will be common stock which has been authorized but unissued. The title to the Lennox Stock is held, in the number of shares noted, free of any lien or other encumbrance or restriction. The Lennox Stock is not registered for sale on any exchange and all such shares are subject to a right of first refusal on behalf of Lennox in the event any such shares are offered for sale to a third party as specified in Article Sixteen of the Certificate of Incorporation. This restriction is terminated in the event of registration of the shares for sale on any exchange. A decision by Lennox to seek such registration, including the sale of additional shares is a matter within the sole discretion of Lennox and nothing in this Restructure Agreement shall constitute any commitment by Lennox to engage in such registration or sale of Lennox Stock.

                  F. NON-CONTRAVENTION. Neither the execution and delivery of this Restructure Agreement nor the completion of the transactions described herein will (i) conflict with or result in any violation of or constitute a default under any provision of the Certificate of Incorporation or Bylaws of Lennox or any mortgage, bond, indenture, agreement, franchise or other instrument or obligation to which Lennox is a party or by which Lennox is bound,
(ii) violate any judgment, order, injunction, decree or order of any Governmental Entity against, or binding upon, Lennox or upon the securities, property or business of Lennox, or (iii) constitute a violation by Lennox of any law or regulation of any jurisdiction as such law or regulation relates to Lennox or the securities, property or business of Lennox.

                  G. GOVERNMENTAL CONSENTS; COMPLIANCE WITH LAW. The execution, delivery, or performance by Lennox of this Restructure Agreement will not violate the terms, or require the obtainment, of any consent, order, approval or authorization of, or declaration, filing, or registration with, any Governmental Entity. The execution, delivery or performance by Lennox of this Restructure Agreement will not violate any Applicable Law to which Lennox is subject.

                  H. INVESTMENT INTENT. Lennox is acquiring the Shares of the Ets. Brancher for its own account for investment purposes only and not with a view to, or for sale or other disposition in connection with, any distribution thereof, nor with any present intention of selling or otherwise disposing thereof. Lennox agrees that the shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the applicable securities laws, as amended, except pursuant to any exemption from such registration available thereunder.


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                  I. LENNOX STOCK. The Lennox Stock is being exchanged subject only to the restrictions set forth in of the Certificate of Incorporation or By-laws of Lennox and not subject to any mortgage, bond, indenture, agreement, franchise or other instrument or obligation to which Lennox is a party or by which Lennox is bound. Lennox has provided or agrees to provide Brancher access to all such documents. It is expressly understood that such restrictions include a right of first refusal in favor of Lennox, for the sale of Lennox Stock owned by Brancher. It is further understood that the Lennox Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the applicable securities laws, as amended, except pursuant to any exemption from such registration available thereunder. Any future registration for such sale by Lennox or any other shareholder of Lennox may or may not occur based on a Lennox decision solely within its discretion. In the event the Lennox stock is not registered for public sale and Brancher desires to sell some or all of its Lennox stock, Lennox agrees to, upon written notice by Brancher of its intent to sell the Lennox stock, either register the Lennox stock for public sale within six (6) months of such request or purchase up to twenty-five Percent (25%) of the Lennox stock owned by Brancher per year at the then applicable appraised value as referenced in SECTION 3.2.B.

         SECTION 5.2. BRANCHER S REPRESENTATIONS AND WARRANTIES.

                  Brancher hereby represents and warrants to Lennox as follows:

                  A. ORGANIZATION, POWER AND AUTHORITY OF THE ETS. BRANCHER. Ets Brancher is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with all necessary corporate power and authority to carry on its business as now being conducted and to own, operate and lease all properties owned, operated or leased by it, and is duly qualified to do business in all jurisdictions where such qualification is required, except where the failure to be so qualified will not result in a Material Adverse Effect. Brancher has delivered to Lennox true, correct and complete copies of the charter or bylaws of the Ets. Brancher as now in force.

                  B. AUTHORITY. Brancher, Holding A and Ets. Brancher have full power, corporate or individual, as appropriate, to enter into this Restructure Agreement and to carry out their obligations hereunder, and the execution and delivery by such parties of this Restructure Agreement and the performance by such parties of their obligations hereunder have been duly authorized by all necessary corporate action or other approvals of such parties. This Restructure Agreement has been duly executed and delivered by Brancher, Holding A and Ets. Brancher and constitutes a valid and legally binding obligation of such parties enforceable against the parties in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally, (ii) the remedies of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought, and (iii) rights to indemnification hereunder may be limited under applicable securities laws. No actions or proceedings to dissolve Brancher, Holding A and Ets. Brancher are pending.


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                  C. CAPITALIZATION. The authorized capital stock of Ets.
Brancher S. A. consists of Two Hundred Thousand Sixty Six Ten (266,010) shares of common stock, of a par value of 100 Ffrs per share of which all shares are outstanding. No other shares of capital stock are issued or outstanding. All outstanding shares of capital stock of Brancher have been validly issued and are fully paid and nonassessable. No such shares of capital stock have been issued in violation of preemptive or similar rights, and there are no outstanding or contingent rights to acquire any of the capital stock of Brancher (whether or not outstanding), and no outstanding agreements or other arrangements by which Brancher is or may be bound to repurchase or otherwise acquire any shares of its capital stock.

                  D. TITLE TO SHARES. The title to all of the authorized and issued Shares of Brancher are held, in the number of shares noted, free of any lien or other encumbrance or restriction other than those described thereon, by those parties set forth on SCHEDULE 5.2.D., attached hereto.

                  E. TITLE TO PROPERTIES. The Ets. Brancher has good and indefeasible title to all A Assets and B Assets free and clear of all encumbrances, except as disclosed on SCHEDULE 5.2.E.

                  F. COMPLIANCE WITH LAW. To the best of Brancher's knowledge and except for those disclosed on SCHEDULE 5.2.F., the Ets. Brancher is not in violation of (i) any applicable judgment, order, injunction, award or decree relating to the operation of its businesses or (ii) any Applicable Law.

                  G. ABSENCE OF CERTAIN EVENTS. Other than those events which have been disclosed to Lennox, there has not been:

                  (a) Any Material Adverse Effect on the Ets. Brancher, A Holding or Brancher from any source;

                  (b) Any purchase, sale or transfer of assets in anticipation of this Restructure Agreement, or which would contravene the intent of this Restructure Agreement;

                  (c) Any damage, destruction or loss (whether or not covered by insurance) which has or would have a Material Adverse Effect.

                  H. TAXES. Other than those items specifically disclosed to Lennox, Ets. Brancher has filed all tax returns and other reports required to be filed and has either discharged or adequately provided for the discharge of all taxes, costs, expenses, charges and debts of every kind and character, except those taxes, costs, expenses, charges and debts which are being protested in good faith by the Ets. Brancher. Prior to Closing, the Ets. Brancher shall provide to Lennox the federal tax returns for fiscal years 1995 and 1996 for Ets. Brancher.


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VI.      CONDITIONS TO THE OBLIGATIONS OF BRANCHER

         The obligations of Brancher to consummate the transactions contemplated by this Restructure Agreement are subject to the fulfillment, on or before the Closing Date, of the following conditions, subject to the right of Brancher to waive any such condition (except for any condition that cannot be waived due to any Applicable Law):

         SECTION 6.1 REPRESENTATIONS AND WARRANTIES TRUE. All the representations and warranties of Lennox contained in this Restructure Agreement shall be true and correct in all material respects on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date.

         SECTION 6.2 PERFORMANCE OF COVENANTS. Lennox shall have in all material respects performed or complied with all covenants and agreements required by this Restructure Agreement to be performed or complied with by Lennox prior to or on the Closing Date.

         SECTION 6.3 CLOSING DOCUMENTS. Lennox shall have delivered to Brancher the documents and other items listed below:

                  (a) Resolutions of the Board of Directors of Lennox authorizing the execution, delivery and performance of this Restructure Agreement and the consummation of the transactions contemplated hereby, certified by an officer of Lennox;

                  (b) Stock certificates representing the Lennox Stock, duly endorsed for transfer to Brancher or its designee;

                  (c) Such other certificates and documents as may be reasonably requested by Brancher.

         SECTION 6.5 NO INJUNCTIONS. Neither Brancher nor Lennox shall be subject to an order, decree or injunction of a court of competent jurisdiction which (i) prevents or delays any of the transactions contemplated by this Restructure Agreement or (ii) would impose any material limitation on the ability of Brancher effectively to exercise full rights of ownership of the Lennox Stock except as set forth in this Restructure Agreement.

VII.     CONDITIONS TO THE OBLIGATIONS OF LENNOX

         The obligations of Lennox to consummate the transactions contemplated by this Restructure Agreement are subject to the fulfillment, on or before the Closing Date, of the following conditions, subject to the right of Lennox to waive any such condition (except for any condition that cannot be waived due to any Applicable Law):


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         SECTION 7.1 REPRESENTATIONS AND WARRANTIES TRUE. All of the
representations and warranties of Brancher contained in this Restructure Agreement shall be true and correct in all material respects on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date.

         SECTION 7.3 PERFORMANCE OF COVENANTS. Brancher shall have performed or complied with or delivered all covenants and agreements required by this Restructure Agreement to be performed or complied with by Brancher prior to or on the Closing Date.

         SECTION 7.4 CLOSING DOCUMENTS. Brancher shall have delivered to Lennox the documents listed below:

                  (a) Resolutions of the Board of Directors of Ets. Brancher, Holding A or other corporation involved authorizing the execution, delivery and performance of this Restructure Agreement and the consummation of the transactions contemplated hereby, certified by an officer of such company;

                  (b) Certificates representing the transfer of Ets. Brancher shares to Lennox;

                  (c) Such other certificates and documents as may be reasonably requested by Lennox.

         SECTION 7.5 NO INJUNCTIONS. Neither Brancher, Ets Brancher, Holding A or other entity necessary for the completion of the transactions contemplated by this Restructuring Agreement nor Lennox shall be subject to an order, decree or injunction of a court of competent jurisdiction which (i) prevents or delays any of the transactions contemplated by this Restructure Agreement or (ii) would impose any material limitation on the ability of Lennox effectively to exercise full rights of ownership of the Shares.

VIII.    COVENANTS AND AGREEMENTS OF THE PARTIES

         Brancher and Lennox mutually covenant and agree as follows:

         SECTION 8.1 ACCESS. Until the closing, both Brancher and Lennox shall give the officers, attorneys, accountants and other authorized representatives of the other full access, during normal business hours and upon reasonable notice, to all of the records, plants, properties and personnel of the Ets. Brancher, Holding A, Lennox or any other entity involved in the transactions envisioned in this Restructuring Agreement. Each party will furnish the representatives of the other party during such period with all information as such representatives may reasonably request and cause the employees, accountants and attorneys of that party to cooperate fully with such representatives in connection with such review and examination; provided, however, that, the receiving party will hold in strict confidence and not use for its own benefit the documents and information furnished concerning the other party; and, if the transactions contemplated by this Restructure Agreement shall not be consummated, such confidence shall be maintained and all such documents and all copies thereof and all summaries or compilations of such documents prepared by any receiving party shall immediately thereafter be returned to the providing party.

         SECTION 8.2 LITIGATION. Until the Closing, each party will promptly notify the other party of any Proceeding which is threatened in writing or commenced against that party, or against any officer, employee, agent, consultant or director of that party which may relate to or affect this Restructure Agreement or the transactions contemplated hereby.

         SECTION 8.3 EXPENSES OF SALE. Brancher and Lennox shall each bear their own direct and indirect expenses incurred in connection with the negotiation and preparation of this Restructure Agreement and the consummation and performance of the transactions contemplated hereby. Each party shall be liable for and shall pay all applicable sales and use taxes imposed on that party as a result of the consummation of the transactions contemplated hereby, and Lennox and Brancher agree to cooperate to obtain all available exemptions from such taxes. The party receiving shares shall also be liable for and shall pay all other transfer, recording and deed and stamp taxes and fees relating to the transfer of the such shares and consummation of the transactions contemplated hereby. The parties agree to equally share the other costs and expenses incurred in connection with the consummation of the transactions contemplated under this Restructure Agreement.

         SECTION 8.4 ACTIONS WITH RESPECT TO CLOSING. The parties agree to use their best efforts to bring about the satisfaction of the conditions precedent to the Closing and to cause the covenants and agreements contained in this
ARTICLE VIII to be satisfied and performed hereunder by each of them.

         SECTION 8.5 PUBLICITY. The parties agree that no publicity release or announcement concerning the transactions contemplated hereby shall be issued without the advance approval of form and substance by the respective parties.

         SECTION 8.6 CONDITIONS OF EMPLOYMENT. The parties agree that Jean Jacques Brancher shall remain as an officer and employee of Brancher under the terms and for the compensation described on SCHEDULE 8.6. The parties agree that fifty percent (50%) of the corresponding costs of Brancher (salary, benefits, etc.) less 200,000 Ffrs will be invoiced to Holding A.

IX.      TERM AND TERMINATION

         SECTION 9.1. TERM.

                  The term of this Restructure Agreement shall be for as long as both Shareholders or their respective successors or assigns own shares of Ets. Brancher or until the termination of the Amended Venture Agreement.


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




         SECTION 9.2. TERMINATION.

                  A. TERMINATION BY BREACH OF THIS RESTRUCTURE AGREEMENT. Upon the occurrence of a breach by the other Shareholder of the terms of this Restructure Agreement, the other Shareholder may, at its sole discretion, by giving notice to the other Shareholder as provided under SECTION 9.2.C(i), terminate this Restructure Agreement and seek such remedies as may provided herein; provided, however, that termination of this Restructure Agreement and, at that Shareholder's option, purchase the shares of the Ets. Brancher owned by the defaulting Shareholder or sell its shares to the Defaulting Shareholder at the non-defaulting Shareholder's option, which shall be permitted only following exhaustion of the notice and cure provisions set forth in SECTIONS 12.1 AND 12.2 and the dispute resolution mechanism set forth in SECTION 10.1. The price to be paid or received for the shares shall be determined by the formula specified in the Amended Venture Agreement.

                  B. TERMINATION BY TERMINATION OF THE AMENDED VENTURE AGREEMENT. Upon the termination of the Amended Venture Agreement, this Restructure Agreement will also terminate. Any Ets. Brancher shares still owned by Brancher shall be transferred to Lennox as provided herein.

                  C. NOTICES.

                  (i) NOTICE OF SECTION 9.2.A. TERMINATION. Any notice of termination of this Restructure Agreement under SECTION 9.2.A. shall be given, if at all, by the terminating Shareholder in writing to the other Shareholder. Such notice shall state that the Restructure Agreement is thereby terminated under SECTION 9.2.A., provide a clear statement of the reason for such termination, and make demand upon the other Shareholder to cooperate fully with the terminating Shareholder in causing the transfer of the shares of the Ets. Brancher as specified by the terminating Shareholder.

                  (ii) NOTICE OF SECTION 9.2.B. TERMINATION BY THE TERMINATION OF THE AMENDED VENTURE AGREEMENT. No notice of termination of this Restructure Agreement upon the termination of the Amended Venture Agreement shall be require and such termination shall be effective automatically upon the termination of the Amended Venture Agreement without action by either Shareholder. However, provided there remain Ets. Brancher shares still owned by Brancher, either Lennox or Brancher shall provide a notice to the other indicating that the transfer all remaining Ets. Brancher shares to Lennox is initiated. The Notice of Intent to Transfer shall state that the Amended Venture Agreement is terminated and the required transfer of Ets. Brancher shares is initiated under SECTION 9.2.B. Within ten (10) days of receipt of any such Notice of Intent to Transfer, Brancher shall transfer all the Ets. Brancher shares to Lennox, and Lennox shall purchase all the remaining Ets. Brancher shares.

                  D. TERMS OF PURCHASE AND CLOSING SECTION 9.2.A. OR 9.2.B. PURCHASE. The terms of any transfer of Ets. Brancher shares under SECTION 9.2.A. OR 9.2.B., shall be as follows:


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




                  (i) The closing of any transfer of Ets. Brancher shares under
         SECTION 9.2.A. shall be completed no later than thirty (30) days following the Notice of Intent to Transfer provided under SECTION 9.2.C(i) given by the initiating Shareholder.

                  (ii) The closing of the transfer any remaining Ets. Brancher shares of Brancher under SECTION 9.2.B. shall be completed no later than thirty (30) days following the notice of SECTION 9.2.B. termination given under SECTION 9.2.C(ii).

                  (iii) The transfer price of the Ets. Brancher shares being transferred shall be fully paid in cash by the purchasing Shareholder to the selling Shareholder on or before the date it is due.

                  (iv) The purchasing Shareholder shall provide to the selling Shareholder a representation and warranty to the effect that it is purchasing such Ets. Brancher shares for investment purposes and not with a view to the offer, sale or other distribution thereof.

                  (v) The selling Shareholder shall provide to the purchasing Shareholder representations and warranties to the effect that:

                           (a) The selling Shareholder has good and marketable
                  title to the Ets. Brancher shares that are to be transferred, free and clear of all liens and encumbrances;

                           (b) The selling Shareholder has taken all steps and
                  complied with all corporate formalities required to transfer its Ets. Brancher shares to the buying Shareholder; and

                           (c) The selling Shareholder is legally empowered and
                  authorized to effect such sale of its Ets. Brancher shares.

X.       DISPUTE RESOLUTION

         SECTION 10.1. DISPUTE RESOLUTION MECHANISM.

                  Every dispute whatsoever that may arise between the Shareholders or their nominees, designees or other representatives with respect to the subject matter of this Restructure Agreement shall be resolved as provided in this SECTION 10.1.

                  A. DISPUTE AMONG SHAREHOLDERS. The Shareholders shall strive in good faith to resolve any dispute that may arise between them as to any matter arising from or in any way connected with their relationship as Shareholders, or that is related to or otherwise connected with the subject matter of this Restructure Agreement.

                  B. FAILURE OF RESOLUTION; REMAINING REMEDIES. If attempts by the Shareholders to resolve any dispute arising under this Restructure Agreement shall fail to produce a resolution of the dispute satisfactory to both Shareholders within thirty (30) days of the commencement thereof, then either Shareholder shall pursue the remedies for the resolution of disputes as set forth in the Amended Venture Agreement.

XI.      RESTRICTIONS ON TRANSFER

         SECTION 11.1. RESTRICTION ON TRANSFER TO THIRD PARTIES.

                  Neither Shareholder shall transfer, attempt to transfer or permit to be transferred any of its Ets. Brancher shares to any person other than the other Shareholder; provided, however, that either Shareholder may transfer its Ets. Brancher shares to any third party upon receiving the written approval of such transfer by the other Shareholder, such written approval to be given or withheld at the sole discretion of the other Shareholder.

         SECTION 11.2. SECURITIES LAW RESTRICTIONS ON TRANSFER.

                  Neither Shareholder shall attempt to transfer, or permit to be transferred, its Ets. Brancher shares, or consent to any transfer by the other Shareholder of its Ets. Brancher shares, unless both Shareholders shall have received opinions from their respective counsel that such transfer shall not constitute a violation of any applicable laws.

XII.     BREACH, NOTICE AND OPPORTUNITY TO CURE

         SECTION 12.1. NOTICE OF BREACH.

                  If either Shareholder in good faith should conclude that the other Shareholder has committed a breach of this Restructure Agreement, the Shareholder so concluding may notify the other Shareholder that it is in breach hereof.

         SECTION 12.2. OPPORTUNITY TO CURE.

                  Any Shareholder receiving notice under SECTION 12.1. of this Restructure Agreement shall have thirty (30) days to cure its breach, if any, and to begin those steps reasonably necessary to cure and diligently continue such steps and to notify the Shareholder sending such notice that such breach has been cured or the steps to cure have been taken.

         SECTION 12.3. RESOLUTION OF DISPUTED BREACH.

                  Following the cure period specified in SECTION 12.2., if the notifying Shareholder shall reject the cure or otherwise maintain that an uncured breach of this Restructure Agreement exists, then such matter shall be treated as a dispute to be resolved beginning under SECTION 10.1.A.

         SECTION 12.4. REMEDIES.

                  Neither Shareholder may pursue any remedy at law for a breach of this Restructure Agreement until it first shall have exhausted the dispute resolution mechanism set forth in SECTION 10.1. Nothing in this Restructure Agreement shall preclude or limit the right of any Shareholder at any time or under any circumstances to seek injunctive relief hereunder.

XIII.    GENERAL PROVISIONS

         SECTION 13.1. ACCURACY OF RECITALS.

                  The paragraphs contained in the recitals in this Restructure Agreement are incorporated herein by this reference, and the parties hereto acknowledge the accuracy thereof.

         SECTION 13.2. AUDIT RIGHTS.

                  Each Shareholder at any time may inspect and audit Ets. Brancher's books and records, either through its own employees or through independent auditors, or both.

         SECTION 13.3. PUBLIC STATEMENTS.

                  Neither Shareholder shall, without the permission of the other, release any public statement describing or in any way relating to the business or operations of Ets. Brancher.

         SECTION 13.4. WAIVER OF CONSEQUENTIAL DAMAGES.

                  The Shareholders hereby waive any and all claims to incidental and consequential damages arising out of any breach of this Restructure Agreement.

         SECTION 13.5. TREATMENT OF CONFIDENTIAL OR PROPRIETARY INFORMATION.

                  Neither Shareholder, nor Ets. Brancher, shall share with any other person any Confidential or Proprietary Information obtained through or for Ets. Brancher, or otherwise use such information to the detriment of either or both Shareholders or Ets. Brancher.

         SECTION 13.6. NOTICES.

         All notices, demands and other communications provided for hereunder shall be in writing and shall be mailed, faxed or delivered (by hand or courier service) to the parties at their respective addresses set forth below:


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




                  Brancher:        Jean Jacques Brancher
                                   11 rue d'Alsace-Lorraine
                                   69500 Bron France
                                   Telephone: (33) 472.14.61.14
                                   Fax:       (33) 472.14.61.16

                  Lenox:           Lennox International Inc.
                                   Attention: Chief Executive Officer
                                   2100 Lake Park Boulevard
                                   Richardson, Texas 75080-2254
                                   Telephone: 972-497-5000
                                   Fax:       972-497-5440

or at such other address as the party desiring to change the address set forth above under its name may direct by written notice to all other parties hereto. All such notices and communications, when mailed by certified mail or when telecopied, shall be effective upon the earlier to occur of actual receipt or three (3) business days after deposit in the mail, postage prepaid.

         SECTION 13.7. FURTHER ASSURANCES.

                  The Shareholders agree to execute such additional agreements and documents, and to take such other actions, as may be necessary to effect the purposes of this Restructure Agreement.

         SECTION 13.8. MODIFICATIONS.

                  Any action or agreement by the Shareholders to modify this Restructure Agreement, in whole or in part, shall be binding upon the Shareholders even though such Restructure Agreement may lack legal consideration, so long as such modification Restructure Agreement shall be in writing and shall be executed by both Shareholders with the same formality with which this Restructure Agreement was executed.

         SECTION 13.9. HEADINGS.

                  The headings in this Restructure Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Restructure Agreement or of any section hereof.

         SECTION 13.10. BINDING EFFECT.

                  This Restructure Agreement shall be binding upon, and shall inure to the benefit of, the Shareholders and their respective successors, assigns and legal representatives.

         SECTION 13.11. COUNTERPARTS.

                  This Restructure Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Restructure Agreement. Each Shareholder may execute this Restructure Agreement by signing any such counterpart.

         SECTION 13.12. GOVERNING LAW.

                  This Restructure Agreement shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with and governed by, the laws of France.

         SECTION 13.14. CONSTRUCTION.

                  Wherever possible, this Restructure Agreement, and all documents contemplated hereunder, shall be construed and interpreted so as to be effective and valid under applicable law. If any provision of this Restructure Agreement, or any document contemplated hereunder, for any reason shall be deemed invalid or prohibited under applicable law, such provision shall be invalid or prohibited only to the extent of such invalidity or prohibition, which shall not invalidate the remainder of such provision or the remaining provisions of this Restructure Agreement.

         SECTION 13.15. DELAY OR PARTIAL EXERCISE NOT WAIVER.

                  No failure or delay on the part of any party to exercise any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document.

         SECTION 13.16. INTERPRETATION.

                  As used in this Restructure Agreement, any singular noun shall include the plural and any plural the singular, and any reference to one gender shall include the other.

         SECTION 13.17. COMMITMENTS FROM SUBSIDIARIES.

                  Each Shareholder shall cause its subsidiaries to act in such a manner as to give effect to the purposes, provisions and obligations of such Shareholder under this Restructure Agreement.

         SECTION 13.18. ENTIRE RESTRUCTURE AGREEMENT.

                  This Restructure Agreement and the Exhibits attached hereto constitute and express the entire Restructure Agreement between the Shareholders with respect to the matters referred to herein. All previous discussions, promises, representations and understandings relative thereto are hereby merged in and superseded by this Restructure Agreement.

         SECTION 13.19. WAIVER.

                  To be effective, any waiver of any right hereunder shall be in writing and be signed by a duly authorized officer or representative of the Shareholder bound thereby.

         SECTION 13.20. SIGNATORIES DULY AUTHORIZED.

                  Each of the signatories to this Restructure Agreement represents that he is duly authorized to execute this Restructure Agreement on behalf of the party for which he is signing, and that such signature is sufficient to bind the party purportedly represented.

         SECTION 13.21. INCORPORATION OF EXHIBITS BY REFERENCE.

                  Any reference herein to any Exhibit to this Restructure Agreement shall incorporate such Exhibit herein, as if it were set out in full in the text of this Restructure Agreement.

                  IN WITNESS WHEREOF, Brancher and Lennox have caused this Restructure Agreement to be duly executed and delivered as of the date first written above.


ETS. BRANCHER S.A.                              LENNOX INTERNATIONAL INC.
A French Corporation                            A Delaware Corporation


By: /s/ Jean-Jacques Brancher                   By: /s/ Clyde Wyant
   ------------------------------                  -----------------------------
         President                                     Executive Vice President



AFIBRAL S.A.                                    PARIFRI S.A.
A French Corporation                            A Belgium Corporation


By: /s/ Jean-Jacques Brancher                   By: /s/ J.C. DeKoster
   ------------------------------                  -----------------------------
         President                                         President



JEAN JACQUES BRANCHER


By: /s/ Jean-Jacques Brancher
   ------------------------------


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



                                LIST OF EXHIBITS
                      TO SHAREHOLDER RESTRUCTURE AGREEMENT

SCHEDULE 2.2.A(l)          B ASSETS

SCHEDULE 2.2.A(2)          B SHARES PRICE

SCHEDULE 2.2.C.            A ASSETS

SCHEDULE 2.2.D.            ETS. BRANCHER SHARES EXCHANGED FOR A ASSETS

SCHEDULE 2.2.F.            ETS. BRANCHER SHARES RECEIVED BY LENNOX

SCHEDULE 2.2.G.            ETS. BRANCHER SHARES EXCHANGED FOR LENNOX STOCK

SCHEDULE 2.2.H.            ETS. BRANCHER SHARES PURCHASED BY LENNOX

SCHEDULE 5.2.C.            ETS. BRANCHER FINANCIAL STATEMENTS

SCHEDULE 5.2.D.            ENCUMBRANCES ON ETS. BRANCHER SHARES

SCHEDULE 5.2.E.            TITLE TO PROPERTIES

SCHEDULE 5.2.F.            JUDGMENTS, DECREES, ETC.

SCHEDULE 5.2.L.            INSURANCE

SCHEDULE 8.6.              JEAN JACQUES BRANCHER EMPLOYMENT



                                       20